                                   FORM 8-K.
                                 CURRENT REPORT


             (AS LAST AMENDED IN REL. NO. 34-25113, EFF. 1/30/95.)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 1996

                            NTN COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

Delaware                             1-11460            31-1103425
(State or other jurisdiction         (Commission        (IRS Employer
of incorporation)                    File Number)       Identification No.)

5966 La Place Court, Carlsbad, California               92008-8830
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (619) 438-7400

                                 Not Applicable
         (Former name or former address, if changed since last report.)


There are no exhibits to this report.

ITEM 5. OTHER EVENTS.

On June 28, 1993, a class action was filed in the United States District Court for the Southern District of California by Representative Plaintiffs Sahba Azar, et al., with which four other related actions were ultimately consolidated, bearing Case No. 93-952-H (BTM) (the "Consolidated Complaint").

A First Amended Consolidated Complaint was filed on November 24, 1993. The Consolidated Complaint asserted violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78j(b) and 78t(a), and
Rule 10b-5 promulgated thereunder, and a supplemental state law claim under California Corporations Code Section 25400 on behalf of the persons who purchased the common stock of NTN Communications, Inc. from January 27, 1993 through June 24, 1993, inclusive (also referred to as the "Class Action Litigation." The Consolidated Complaint names as Defendants, NTN Communications, Inc., Donald C. Klosterman, Patrick J. Downs, Daniel C. Downs and
Alan P. Magerman. The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiffs in the Class Action Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged or that could have been alleged, in the Class Action Litigation.

Nevertheless, the Company has entered into a proposed Settlement of the Class Action Litigation to avoid costly and protracted litigation, which the Company believes to be in the best interests of its shareholders.

The proposed Settlement Order preliminarily approving settlement and providing for notice was filed with the United States District Court for the Southern District of California on June 24, 1996, based upon the completed execution of the Stipulation of Settlement dated as of June 18, 1996 with respect to the Class Action Litigation. A hearing on the Settlement will be held before the United States District Court for the Southern District of California on September 9, 1996 to determine whether the proposed Settlement of the Class Action Litigation on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate and should be approved by the Court; whether a judgment as provided for in the Stipulation of Settlement should be entered; whether the proposed Plan of Allocation to be submitted by the Plaintiffs should be approved; and to determine the amount of fees and expenses that should be awarded to Plaintiffs' counsel.

Plaintiffs' counsel has caused a copy of a Notice and Proof of Claim to be sent to all class members who can be reasonably identified. In addition, Plaintiffs' counsel also caused the Summary Notice to be published in the national edition of the Wall Street Journal, with proof of mailing and publishing.
       -------------------

The following description of the proposed Settlement of the Class Action Litigation is a summary, and reference is made to the text of the Stipulation, on file with the Court, for a full statement of its provisions.

1. The settlement fund ("Settlement Fund") consists of $400,000 in cash plus 565,000 warrants to purchase the Common Stock of NTN (the "Settlement Warrants").

2. The Settlement Warrants issued shall be either registered or exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), and shall be promptly listed for trading, and freely tradeable, on the American Stock Exchange such that the Settlement Warrants shall not constitute "restricted securities" for purposes of the Securities Act of 1933, as amended ("Securities Act"). Each Settlement Warrant shall be exercisable for a period of three (3) years from the Date of Issuance, as set forth herein, and have an exercise price equal to the average closing price per share of NTN Common Stock ("Common Stock") on the American Stock Exchange during the 20 trading days immediately preceding the Date of Issuance. The "Date of Issuance" means the day upon which NTN's transfer agent mails Settlement Warrants to each Authorized Claimant. During the period from the second anniversary of the Date of Issuance until the expiration or exercise of a Settlement Warrant, the holder of such Settlement Warrant shall have the right, but not the obligation, to put the Settlement Warrant to NTN for repurchase at a price of $3.25 per Settlement Warrant (the "Put Right"), provided, however, that this Put Right shall expire once, if ever, during the period from and after the Date of Issuance that the closing price per share of the NTN Common Stock on the American Stock Exchange is more than $3.25 above the exercise price of the Settlement Warrants on any seven (7) consecutive or, cumulatively, on seven (7) nonconsecutive trading days. Upon expiration of the Put Right, NTN shall have no further obligation to repurchase the Settlement Warrants. In no event shall NTN have any obligation to repurchase its Common Stock.

3. NTN's obligation to issue and distribute the Settlement Warrants is subject to the following conditions precedent: (i) NTN, at its own expense, shall have received a "no-action" letter from Office of the Special Counsel of the Division of Corporate Finance of the Securities and Exchange Commission ("Commission"), confirming that it will not recommend any enforcement action to the Commission if the Settlement Warrants are issued in accordance with the Stipulation without registration under the Securities Act in reliance upon the exemption from registration under Section 3(a)(10) of the 1933 Act ("NTN No-Action Letter") and the Court issues an order finding that the Settlement Warrants will be exempt from registration under Section 3(a)(10) of the Securities Act; and (ii) NTN, at its own expense, shall have filed with the Commission a registration statement relating to the 565,000 shares of Common Stock underlying the Settlement Warrants ("Registration Statement") and the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued. In the event the foregoing conditions are not satisfied, the Settlement shall be cancelled and terminated. In addition, NTN has the right to withdraw from the Settlement in the event that a certain number of members of the Class elect not to participate in the Settlement.

NTN plans to use cash available from its operations to fund the Settlement Fund. NTN has not created a reserve to fund the Put Rights of the holders of the Settlement Warrants, which Put Rights, if such rights have not expired by virtue of their terms, and if all Settlement Warrants were put to NTN, would require a total payment of $1,836,250.

The Settlement does not settle a second class action lawsuit, In Re NTN Communications II Securities Litigation (Case No. CV-95-0505-BTM) that was filed in the United States District Court, the Southern District of California, in April 1995, or a lawsuit filed by a single shareholder in July 1995, Tribal Ventures, Inc. v. NTN Communications, Inc., et al. (Case No. 95-0114-BTM(CM)) which have been previously disclosed by NTN. NTN has denied liability and continues to vigorously contest these cases. The plaintiffs in the second class action lawsuit are seeking $8 million to $10 million in damages. NTN does not have liability insurance coverage for the claims made in these lawsuits and an adverse result could adversely affect the Settlement Warrants.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NTN COMMUNICATIONS, INC.
                                 (Registrant)


Date: July 24, 1996              By:  /s/ Ronald E. Hogan
                                    -----------------------------------------
                                    Ronald E. Hogan, Chief Financial Officer